CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 50 to the Registration Statement (Form N-1A, No. 333-122847) of our reports dated December 23, 2015, on the financial statements and financial highlights of Neuberger Berman Absolute Return Multi-Manager Fund, Neuberger Berman Long Short Multi-Manager Fund, Neuberger Berman Global Long Short Fund, Neuberger Berman Flexible Select Fund, Neuberger Berman Global Allocation Fund, Neuberger Berman Inflation Managed Fund, Neuberger Berman Long Short Fund, Neuberger Berman Long Short Credit Fund and Neuberger Berman Multi-Asset Income Fund, and our report dated December 21, 2015, on the financial statements and financial highlights of Neuberger Berman Risk Balanced Commodity Fund (ten of the series constituting Neuberger Berman Alternative Funds), included in the October 31, 2015 Annual Reports to Shareholders of Neuberger Berman Alternative Funds.

/s/ Ernst & Young LLP

Boston, Massachusetts February 22, 2016